January 2024 Investor Presentation

Table of Contents ON PACE FOR STRONG YEAR END 2023 RESULTS CARBON MANAGEMENT BUSINESS APPENDIX • CENTRAL CALIFORNIA • NORTHERN CALIFORNIA • DAC HUB

Expecting Strong Quarterly Results

1
ACTIVE DRILLING RIGS

LA Basin


Sacramento Basin
San Joaquin Basin
Los Angeles Basin

- Low Carbon Intensity Production
- Midstream Infrastructure
- Carbon Capture & Storage
- BTM Solar Opportunities
- FTM/Grid Power Production
- Geothermal Opportunities

5MMTPA
YE27 CTV INJECTION RATE TARGET

21% Announced | 79% TBA

200MMT
YE27 CTV STORAGE CAPACITY TARGET

191 MMT Submitted to EPA | 9 MMT TBA

EXPECTING TO EXCEED QUARTERLY FCF[1] AND TO BE IN LINE WITH PRODUCTION GUIDANCE[2]

4Q23E Total Production	4Q23E Total Capital	4Q23E FCF[1]
82 – 84MBOE/D ~60% Oil	**$65 – $75MM**	**$40 – $60MM**

CRC is still preparing its reserve report for 2023, but does not currently expect to write down any reserves as a result of state regulatory or Kern County permitting matters

ADVANCING CALIFORNIA'S LEADING CARBON MANAGEMENT BUSINESS

EPA Released California's First

Class VI Draft Permit

For 26R reservoir (part of CTV I storage vault)

38MMT of permitted injection capacity with an injection rate of up to ~1.5MMTPA[3] ; both above type curve

Started 90-day public comment period

(1) Represents a non-GAAP measure. For all historical non-GAAP financial measures please see the Investor Relations page at www.crc.com for a reconciliation to the nearest GAAP equivalent and other additional information. Free cash flow is equal to net cash provided (used) by operating activities less capital investments. Reconciliation of 4Q23E non-GAAP measure to its nearest GAAP equivalent can be found on slide 52 of this deck. (2) See CRC's 3Q23 earnings presentation for a FY23 and 4Q23 guidance. (3) See slide 12 for more information on CTV I (26R) reservoir.

3

Preliminary 2024 E&P Business Outlook

A DIFFERENT KIND OF ENERGY COMPANY

LINE OF SIGHT TO WELL PERMITTING PROGRESSION IN **2024**

EXPECTED INVENTORY OF SIDETRACKS, WORKOVERS, NATURAL GAS TO INCREASE ACTIVITY IN 2H24

CONTRACTED CAPACITY REVENUE[1] FROM EHPP TO INCREASE BY

~$45MM

IN 2024 VS 2023E

ON PATH TO ACHIEVE

$55MM +

IN TARGETED YE2023 RUN RATE REDUCTIONS[2]

IMPLIES ~$2/BOE REDUCTION TO CRC'S OPERATING COST[3]

EST. ELK HILLS PLANTS TURNAROUND IMPACT IN 1Q24

20	**$34MM**
MMCF/D	CAPITAL



CASHFLOW
CARBON
CALIFORNIA

(1) Capacity revenue is a part of electricity revenue on CRC's income statement. (2) Includes YE2023 reduction in non energy operating costs and Adj. E&P corporate and other G&A. (3) Internal estimates.

4

Why California Resources Corporation? LEADING CARBON MANAGEMENT BUSINESS STRONG SHAREHOLDER RETURNS STRATEGY PREMIER BALANCE SHEET WITH STRONG FREE CASH FLOW GENERATION DISCIPLINED CAPITAL ALLOCATION

THE FOREFRONT OF CARBON MANAGEMENT

Carbon TerraVault – California's Leading Carbon Management Platform

A DIFFERENT KIND OF ENERGY COMPANY


CARBON TERRAVAULT
Positioned to Be California's Premier Carbon Management Provider
CALIFORNIA RESOURCES CORPORATION
Brookfield
GLOBAL TRANSITION FUND ("BGTF")
TARGETING
5MMTPA
OF INJECTION BY YE27[3]
200MMT
PERMITTED BY YE27[3]
$250MM - $675MM
IN CTV JV EBITDA[4] BY YE28

CALIFORNIA LEADING CARBON MANAGEMENT PLATFORM

- Identified up to 1BMT[1] CO_2 storage in California
- Technological expertise, large scale project management, and financial capability
- Largest number of Class VI CO_2 sequestration permits submitted to the EPA *(191 MMT submitted)*[2]

TRUSTED AND RESPONSIBLE PARTNER

- Direct path to sustainably and meaningfully advance California's climate goals
- In discussions with >20 MMTPA of potential emissions and 6 CDMAs signed
- In partnership with Brookfield Renewable

DESIGNED FOR LONG TERM SUCCESS

- Scalable business model that drives value creation
- Total potential addressable California CCS market of 150 – 210 MMTPA[1]
- Evaluating a potential standalone Carbon TerraVault entity

Note: please see slide 50 for details on the footnotes on this slide.

7

California Has the Largest Amount of Domestic Potential Incentives for CCS Growth

A DIFFERENT KIND OF ENERGY COMPANY

Potential Economic Incentives

FEDERAL 45Q TAX CREDIT
$85 (2026) Value for Carbon Storage (per MT of CO_2)[1]

+

CALIFORNIA LOW CARBON FUEL STANDARD (LCFS)
$169 - $66 Trading Range for 2022 -2023 YTD (per MT of CO_2)[2]

+

CALIFORNIA CAP & TRADE PROGRAM POTENTIAL
Average trading price YTD is~$30 (per MT of CO_2)[3]

OR

VOLUNTARY CARBON MARKET POTENTIAL
Engineered Carbon Dioxide Removal (CDR) credits market development[4] in the most attractive market in the US with premium pricing for locational and quality differentiation.

Supportive Domestic Regulatory Policies[5]



200+ Policies or Incentives
101-200 Policies or Incentives
50-100 Policies or Incentives
50 or Less Policies or Incentives

(1) 45Q assumes wage and apprenticeship requirements are met. (2) Source: LCFS 2022 and 2023YTD average prices per MT of CO_2 - The California Air Resources Board – average Type 1 transfer pricing as of August 24, 2023. 45Q assumes wage and apprenticeship requirements are met. (3) Source: CARB; California's Cap and Trade program currently doesn't cover CCS and requires regulatory changes to be implemented that may not materialize. Represents average auction prices for 2022 as of July 15, 2022. (4). There are currently no point source CCS projects generating CDR credits. CRC expects new CCS industry verification protocols to be available in 2024. (5) Source: Database of State Incentives for Renewables & Efficiency (DSIRE) from the N.C. Clean Energy Technology Center, 2022.

8

CCS Technology Can Enable a Lower Carbon Future and CTV is Well Positioned to Provide It

A DIFFERENT KIND OF ENERGY COMPANY

Application	Requirements
Capture	▪ In proximity to emitters eligible for LCFS and 45Q/V credits; and are also attracting greenfield projects focused on emerging energy technologies ▪ Strong historical relationships with major petrochemical complexes in CA ▪ Access to capital markets and innovation hubs ▪ Understanding of the commercial and engineering CO_2 capture market from CalCapture and DOE FEED study evaluation
Transportation	▪ Proximity to CO_2 sources ▪ Ability to leverage key infrastructure in place ▪ Access to supply chain distribution network ▪ Midstream experience ▪ Legal & regulatory structure is being developed by the state of CA
Storage	▪ Experienced subsurface, reservoir and injection management capabilities ▪ Fully developed static and dynamic reservoir models ▪ Largest fee position in the state ▪ Experience with municipal, county, state & federal permitting agencies ▪ Identified up to 1BMT of potential storage capacity[1]
Use	▪ Proximity to CO_2 sources and petrochemical complexes ▪ Presence in the large consumption market ▪ Access to vast transportation & aerospace network

California's economy could see rapid near-term emission reduction benefits from CCS

- Immediate emissions reductions
- Clean, safe and affordable energy
- Low carbon baseload power
- Global technological leadership



Sacramento
San Francisco
Bakersfield
Los Angeles
- LEGEND -
Industrial Legacy Carbon Capture Opportunities
2020 CO2 (MT)
1 - 75,000
75,001 - 250,000
250,001 - 500,000
500,001 - 1,000,000
1,000,001 - 2,000,000
2,000,001 - 5,000,000+

CRC has identified potential total CO_2 storage opportunities of up to

~1BMT[1]

Note: (1) Source: Internal estimates. (2) CARB 2020.

9

Multiples Paths to Decarbonize

Conventional Brownfield CCS

- Brownfield emitters provide a decarbonized product by capturing the CO_2 molecules used in the creation of their products and transporting CO_2 for permanent storage
- This lowers the carbon intensity of their product and the brownfield takes the decarbonized product to market
- Decarbonization enabled by emissions which are transported by physical pipe

Greenfield CCS

- Greenfield projects provide product with an inherently lower carbon intensity than gray products
- Greenfield decarbonized product acts as a substitute for gray product and captures market share
- Decarbonization occurs via products which displace higher CI products thus creating a **"Virtual Pipeline"** that takes lower CI products to market rather than taking the CO_2 from gray products


California's Brownfield Emitters
California Marketplace Demand
Largest Market Share
Direct pipeline
Emissions injected into CO2 Storage

CRC can either help decarbonization efforts by taking **CO_2 emissions from gray products** or by enabling newer green products to displace gray emissions by taking **market share**


New California Greenfield Emitters
California Marketplace Demand
California's Brownfield Emitters
Increasing Market Share
Decreasing Market Share
Fully Decarbonized product reaches the market
Emissions injected into CO2 Storage
Gray Emissions are displaced with Greenfield products through substitution
"Virtual Pipeline" of CO2 created via reduced demand for gray product

10

Solidifying CTV Class VI Permitting Leadership

CTV Leads CA/Region 9 with EPA Class VI Permit Submissions

~10%

of Currently Submitted EPA Class VI Permits are From CTV[1]

U.S. EPA Regions


9
7
5
4
6


Region 4
Region 7
Region 5
Region 6
Region 9
AL
KS
MS
OH
IN
IL
CA
LA
TX
NM
OK
AR
AERA
SJR
Calpine
PR
MC

- EPA released **Class VI Draft Permit for 26R (CTV I) reservoir at Elk Hills**
- **26R (CTV I) final permit approval would be first in California** and first permit for storage into a depleted oil and gas reservoir
- **Proactively engaging with the local communities** to share information about the positive benefits of these projects in the local communities

EPA Projected Permit Timeline[2]


EPA Projections
12/8/23
REGION 9
Carbon TerraVault I, LLC: CTV Elk Hills 26R
Carbon TerraVault I, LLC: CTV Elk Hills A1-A2
San Joaquin Renewables, LLC
Carbon TerraVault, LLC: CTV III
Carbon TerraVault, LLC: CTV II
Carbon TerraVault, LLC: CTV IV[3]
Other CA Project 1
Other CA Project 2
CTV V
OTHER REGIONS
Region 5 Leader
Region 5 Next
Region 6 Leader
Region 4 Leader
Region 7 Leader
Jun-23
Jan-24
Jun-24
Jan-25
Jun-25
Completeness Review
Technical Review
Prepare Draft Permit
Public Comment Period
Prepare Final Permit Decision

(1) Subject to issuance of EPA class VI permits. (2) Source: EPA Tracker, https://www.epa.gov/uic/current-class-vi-projects-under-review-epa; one other project in Region 9 is under Completeness Review and another is are projected to receive Final Permit in October 2025 (3) Projected to complete preparation of final permit decision at the end of June '25

11

CARBON TERRAVAULT

Positioned to Be California's Premier Carbon Management Provider

EPA released **Class VI Draft Permit for 26R (CTV I) reservoir**

Targeting **first CO_2 injection at CTV I by the end of 2025**


145 MMT
46 MMT

191MMT
CTV Storage Capacity Submitted to EPA For Class VI Permits to Date

~1,065KMTPA
of CDMAs Announced by CTV to Date[3,5]

~5.3MMTPA
Est. combined average annual CO_2 injection capacity[4,5] for CTV I - V reservoirs

Vault	CTV I		CTV II	CTV III	CTV IV	CTV V
EPA Permit Application Administratively Complete	**Yes (26R)**	Yes (A1-A2)	Yes	Yes	Yes	In Progress
Targeting Class VI Draft EPA Permit Receipt	**Released**	~2024	~2024	~2024	~2025	~2025
California's Basin	SJ Basin		Sacramento Basin			
Annual Regional CO_2 Emissions[2] *(MMTPA)*	~30		~60			
Est. Average Annual Injection Capacity[4] *(MMTPA)*	**~1.5[5]**	0.2	~0.6	~1.8	~0.9	~0.4
Potential Total Storage Capacity *(MMT)*	**38**	8	23	71	34	17
Remaining and Available CO_2 Injection Capacity (%)[6]	**45%**	100%	100%	~77%	100%	100%

Numbers might not add up due to rounding. Note: please see slide 50 for details on the footnotes on this slide.

12

CENTRAL CALIFORNIA NORTHERN CALIFORNIA DAC HUB THE FOREFRONT OF CARBON MANAGEMENT

Leveraging CRC's Flagship Elk Hills Asset with a CTV Clean Energy Park

By combining CRC's Elk Hills surface acreage and world class CO_2 sequestration reservoirs, CTV JV could potentially replicate greenfield opportunities such as the Lone Cypress Hydrogen Project multiple times over and continue to build out the CTV Clean Energy Park


CARBON TERRAVAULT
To San Francisco
Bakersfield
A1/A2 Reservoir
26R Reservoir
Elk Hills Power Plant
To Los Angeles
- LEGEND -
Elk Hills Boundary
Reservoirs with Class VI Permits Filed
0
4
8
Miles
N
W
E
S

Elk Hills provides ideal conditions to attract greenfield projects, given

- Large 47,000 acres land position at Elk Hills for potential infrastructure development
- Proximity to ~46MMT under Class VI permit application; most advanced EPA permit applications in the queue in California (filed in 2021)
- Additional Elk Hills reservoirs are currently being evaluated for new EPA Class VI permit applications

"We established ambitious and necessary goals to reduce carbon emission ... We provided the tools industry needs to capture and store carbon before it hits the atmosphere ... creating jobs that will support families across the state."

- G. Newsom, Governor of California, November 16, 2022

Highlights CRC's strong energy transition commitment through the economic repurposing of legacy assets and employment creation

- Provides incremental pore space to support the CTV Clean Energy Park
- Converts decommissioning liability from depleted reservoirs into revenue generating assets
- Access to land and amenities incentivizes low carbon investments
- Access to skilled energy transition workforce for operations and construction

Note: The exact project location within CTV Clean Energy Park at Elk Hills is TBD.

14

$0 $10 $20 $30 $40 $50 $60 $70 $80 $90 CRC Lone Cypress InEntec NLC Verde TBD On Path To First Injection at CTV I (26R) in 2025 15 ~$80MM Est. 26R reservoir’s EBITDA2 once fully subscribed U.S. EPA Released Draft Class VI Permit to CRC’s Carbon TerraVault 26R for CO2 Injection and Storage in California STORAGE ONLY BUSINESS MODEL UNDER CDMAS3 TOTAL 26R Est. CO2 Injection Rate per Year (KMTPA) ~6551 Up to 1,4604 Est. CTV JV EBITDA2 ($MM) ~$40 ~$80 CTV I’S 26R RESERVOIR – THE FIRST SEQUESTRATION TARGET1 (1) Actual results could differ materially. Presents estimated future EBITDA from the sequestration of CO2 related to (a) CRC’s decarbonization CCS project at Elk Hills gas plant where CRC intends to pay CTV JV a storage fee for its services, (b) projects subject to signed CDMA’s and (c) other projects that are not yet identified. Amounts shown are based on an estimated $55 of EBITDA per MT of CO2 storage for CRC’s decarbonization CCS project (assuming 100 KMTPA of injected CO2) and the minimum volume commitments under existing CDMAs. Our CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. The timing of yet to be identified CDMAs and other CO2 injection projects is uncertain. The 26R reservoir is owned by the CTV JV and CRC’s share is 51% of associated EBITDA. (2) EBITDA is a non-GAAP measure, and estimates include tax credits which may change based on further guidance from IRS and other factors and assumes that wage and apprenticeship requirements are met. (3) Includes CRC’s decarbonization CCS project at Elk Hills gas plant. (4) Total 26R injection capacity as per the draft EPA permit is 38MMT. Assuming the maximum expected injection rate of 1.46 MMTPA, the reservoir would reach capacity in 26 years. (5) See slide 43 for further details. STORAGE ONLY PROJECTS AT 26R VAULT (VARIETY OF CO2 STREAM CONCENTRATIONS) ▪ CTV JV is the off-taker of CO2 from the Clean Energy Park at the 26R storage site ▪ Expected capital requirements on lower end of type curve for storage projects only ▪ Co-location of projects at Clean Energy Park at Elk Hills will provide CTV JV oversight of the entire development while offering opportunities for synergies and organic growth ▪ Potential LCFS, Cap and Trade and/or Voluntary Carbon Credit Market expansion could provide further EBITDA2 potential ▪ CRC anticipates the majority of the 26R CCS development capital (net to CRC) to be covered by Brookfield’s payments for their 49% working interest5 in the project Est. CTV JV EBITDA2 ($MM) 2025 2026 2027 2028 2029 2030

Announcing CRC's First Capture to Storage Project at Elk Hills Gas Plant

A DIFFERENT KIND OF ENERGY COMPANY

DECARBONIZING CRC'S OPERATIONS & TARGETING

~6.5% REDUCTION[1] IN EMISSIONS INTENSITY OF ELK HILLS POWER PLANT

CTV'S FIRST CCS PROJECT TO CAPTURE AND STORE 100 KMTPA



PROJECT DETAILS FOR CAPTURE TO STORAGE PROJECT AT ELK HILLS

- CTV to construct a pre-combustion project at the CTV Clean Energy Park at Elk Hills to remove CO_2 from inlet gas, *increasing operational efficiency of the cryogenic gas processing plant, improving propane recovery, and reducing the carbon intensity of the electricity* generated from the Elk Hills Power Plant
- Expected to capture *100KMTPA of CO_2 and* to be stored at CTV I storage vault
- The capture project is targeting *45Q credit generation as well as the potential for LCFS qualification and Cap & Trade (C&T) avoidance,* and anticipates paying *CTV JV an injection fee for CO_2 sequestration services*
- *Project provides the ability to control the full CCS value chain*
  - CTV JV storage only economics are in line with previously disclosed type curve[2]
  - Capture + storage economics net to CRC are in line with previously disclosed IRR range[2] of 10% to 30%
- Project *FID targeted in 1H24[3]*; commercial *operations targeted in 2H25*

CO_2 INJECTION RATE (KMTPA)	✓	100 KMTPA (Planned)
PROJECT EST. CAPITAL REQUIREMENTS ($/MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[2] OF $5 TO $15 OF CAPITAL PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
PROJECT EST. EBITDA[4] ($/ MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[2] OF $50 TO $75 OF EBITDA[4] PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION

Note: Due to CTV's 51% ownership of the storage entity, CTV JV, the metrics above are shown on a storage-only basis for comparison purposes to previously announced projects.

Note: please see slide 50 for details on the footnotes on this slide.

16

Lone Cypress Clean Hydrogen Facility

A DIFFERENT KIND OF ENERGY COMPANY


205 KMTPA STORAGE ONLY PROJECT

CDMA DETAILS FOR LONE CYPRESS HYDROGEN FACILITY[1]

- Lone Cypress to construct a *65 tons per day (TPD) clean hydrogen facility* at the CTV Clean Energy Park at Elk Hills using its proprietary technology
- CTV JV will provide permanent sequestration *for 205KMTPA using CTV I 26R storage vault*, including the lease of land for the *clean hydrogen* facility
- Project *FID targeted in 2024*; commercial *operations targeted in 2026*
- Combination of *CTV I first storage project and Lone Cypress hydrogen facility could be eligible for 45Q or 45V tax credits as well as LCFS credits*[2]
- CTV JV and Lone Cypress are also discussing *CRC's potential financial participation in the clean hydrogen facility, including potentially a significant equity stake*

ABOUT LONE CYPRESS

LONE CYPRESS

- Lone Cypress Energy Services, LLC, (Lone Cypress) has executed projects on behalf of some of the majors and largest E&P/Midstream companies in the energy sector with a variety of well-established strategic partners and industry leaders
- Lone Cypress' specialized projects span large midstream systems, RNG facilities, carbon capture and storage systems, hydrogen production and generation, waste to energy plant solutions and traditional oil and gas midstream facilities
- Headquartered in Tulsa, OK, Lone Cypress offers a full suite of technology-enabled solutions

CO_2 INJECTION RATE (KMTPA)	✓	205 KMTPA (Planned)
PROJECT EST. CAPITAL REQUIREMENTS ($/MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[4] OF $5 TO $15 OF CAPITAL PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
PROJECT EST. EBITDA[3] ($/ MT)	✓	WITHIN OUR PREVIOULSY DISCLOSED TYPE CURVE[4] OF $50 TO $75 OF EBITDA[3] PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION

Note: The exact Clean Hydrogen facility's location within Elk Hills is TBD. (1) Our CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. (2) This project would qualify for LCFS credits to the extent it sells the clean hydrogen to the mobility market (e.g.,hydrogen powered vehicles). (3) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits which may change based on further guidance from IRS and other factors. (4) Assumes a 26-year project life. See slide 15 of this deck for the details on the CTV project economic type curve for the 26R reservoir.

17

InEnTec Renewable Dimethyl Ether Facility

A DIFFERENT KIND OF ENERGY COMPANY


100 KMTPA STORAGE ONLY PROJECT

ABOUT INENTEC

INENTEC

Today's Waste, Tomorrow's Clean Energy

- InEnTec Inc. (InEnTec) is an industry leader in proprietary gasification systems that economically and responsibly turn the world's waste into valuable green products, fuels, and energy
- Headquartered in Richland, WA, InEnTec has a strong team of highly-skilled engineers and experts in project development and management

CDMA DETAILS FOR INENTEC DIMETHYL ETHER (DME) FACILITY[1]

- InEnTec to construct a facility that will use proprietary gasification technology to produce *80 to 100 tons per day (TPD) renewable dimethyl ether (DME)* from biomass and other waste feedstock at the CTV Clean Energy Park
- CTV will provide *permanent sequestration initially for 100KMTPA of CO_2* using CTV I storage vault, including the lease of land for the *DME* facility
- Project *FID targeted in 2024*; commercial *operations targeted in 2026*
- CTV and InEnTec are also discussing *CRC's potential financial participation in the rDME facility, including potentially a significant equity stake*

H_3C-O-CH_3 dimethyl ether

CO_2 INJECTION RATE (KMTPA)	✓	100 KMTPA (Planned)
PROJECT EST. CAPITAL REQUIREMENTS ($/MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[3] OF $5 TO $15 OF CAPITAL PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
PROJECT EST. EBITDA[2] ($/ MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[3] OF $50 TO $75 OF EBITDA[2] PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
OFFTAKE INTEREST	✓	INENTEC HAS ENTERED INTO A MASTER OFFTAKE AGREEMENT WITH SUPERIOR[4] TO SUPPLY SUPERIOR WITH rDME

Note: The exact DME facility's location within Elk Hills is TBD. (1) Our CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. (2) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits which may change based on further guidance from IRS and other factors. (3) Assumes a 26-year project life. See slide 15 of this deck for the details on the CTV project economic type curve for the 26R reservoir. (4) Superior Plus Energy Services Inc. (Superior) is a U.S. operating subsidiary of Superior Plus Corp. (TSX: SPB).

18

NLC Energy Greenfield Renewable Natural Gas (RNG) Facility



140 ml
120
100
80
60
40
20

150 KMTPA STORAGE ONLY PROJECT

ABOUT NLC ENERGY

- NLC Energy LLC, (NLCE) designs, builds, owns, and operates RNG facilities that convert organic waste into useful commodities like clean Renewable Natural Gas (RNG)
- Low-carbon RNG replaces higher-carbon fossil fuels across the transportation, utilities, and manufacturing sectors
- The company is headquartered in Nashua, NH and has an operational RNG plant in Denmark, WI

CDMA DETAILS FOR NLCE GREENFIELD RNG FACILITY[1]

- NLCE to construct a *greenfield production facility* at the CTV Clean Energy Park at Elk Hills that *is expected to generate up to 7,000 MMBtu per day of RNG*
- CTV JV will provide *permanent sequestration for 150KMTPA of CO_2 initially* using CTV I storage vault, including the lease of land for the *RNG* facility
- Project *FID targeted for late 2024*; commercial *operations targeted in 2027*
- CTV JV and NLC are also discussing *CRC's potential financial participation in the RNG facility*

CO_2 INJECTION RATE (KMTPA)	✓	150 KMTPA (Planned)
PROJECT EST. CAPITAL REQUIREMENTS ($/MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[3] OF $5 TO $15 OF CAPITAL PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
PROJECT EST. EBITDA[2] ($/ MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[3] OF $50 TO $75 OF EBITDA[2] PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
OFFTAKE INTEREST	✓	RNG PRODUCTION OFFTAKE WITHIN THE CTV CLEAN ENERGY PARK AND CRC OPERATIONS COULD FURTHER REDUCE EXISTING AND FUTURE EMISSIONS OF FACILITIES

(1) CRC's CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. (2) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits which may change based on further guidance from IRS and other factors. (3) Assumes a 26-year project life. See slide 15 of this deck for the details on the CTV project economic type curve for the 26R reservoir.

19

Verde Renewable Gasoline Facility

A DIFFERENT KIND OF ENERGY COMPANY


100 KMTPA STORAGE ONLY PROJECT

ABOUT VERDE

VERDE CLEAN FUELS

- Verde Clean Fuels, Inc. (Verde) focuses on supplying gasoline and other fuels derived from renewable feedstocks or natural gas
- Verde utilizes its proprietary process to convert synthesis gas derived from biomass feedstocks, such as yard waste, agricultural waste, and sorted municipal solid waste, as well as stranded or flared natural gas (including renewable natural gas) into commodity-grade gasoline
- Verde, headquartered in Houston, TX, has a fully operational demonstration plant in Hillsborough, NJ. Verde is listed on NASDAQ, trading under ticker symbol VGAS

CDMA DETAILS FOR VERDE RENEWABLE GASOLINE FACILITY[1]

- Verde to construct a facility at the CTV Clean Energy Park at Elk Hills that will use proprietary gasification technology targeted to produce ~*7.5 million gallons per year (GPY) of renewable gasoline* from biomass and other agricultural waste feedstock
- CTV JV will provide *permanent sequestration initially for 100KMTPA of CO_2* using CTV I storage vault, including the lease of land for the *RG* facility
- Project *FID targeted in 2025*; commercial *operations targeted in 2027*
- CTV JV and Verde are also discussing *CRC's potential financial participation in the renewable gasoline facility, including potentially a significant equity stake*

CO_2 INJECTION RATE (KMTPA)	✓	100 KMTPA (Planned)
PROJECT EST. CAPITAL REQUIREMENTS ($/MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[3] OF $5 TO $15 OF CAPITAL PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
PROJECT EST. EBITDA[2] ($/ MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[3] OF $50 TO $75 OF EBITDA[2] PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION

Note: The exact RG facility's location within Elk Hills is TBD. (1) CRC's CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. (2) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits which may change based on further guidance from IRS and other factors. (3) Assumes a 26-year project life. See slide 15 of this deck for the details on the CTV project economic type curve for the 26R reservoir.

20

CENTRAL CALIFORNIA THE FOREFRONT OF CARBON MANAGEMENT DAC HUB NORTHERN CALIFORNIA

CTV Storage Vaults in Northern California

- *~145MMT of CO_2 storage capacity vaults*[1], or 3.7MMTPA expected injection rate, *submitted by CRC to EPA for Class VI permits in Northern California*
- *Northern California has ~34% of California's existing emissions*[2] with most of them from hard to abate industrial sectors
- *Oakland is home to the ninth busiest container port in the United States* where San Francisco Bay ranks among the four largest Pacific Coast ports for container cargo[3]
- *Agribusiness & Food Manufacturing represents a ~$3B industry in the Sacramento region*[4] with ~$1B of annual industrial dollar volume surrounding Sacramento[5]
- *Port of Stockton carries ~4MM tons of cargo every year and sits in the heart of the agricultural center of California*[6]



CARBON TERRAVAULT
San Francisco
- LEGEND -
Industrial Legacy Carbon Capture Opportunities
2020 CO2 (MT)
1 - 75,000
75,001 - 250,000
250,001 - 500,000
500,001 - 1,000,000
1,000,001 - 2,000,000
2,000,001 - 5,000,000+
To Los Angeles
0
20
40
Miles

CTV's CO_2 storage assets are located in close proximity to the majority of existing emission sources in Northern California as well as potential to serve an emerging new energy economy

(1) Includes CTV II, III, IV and V. (2) Source: CARB 2020, represents legacy emissions within 100 miles of CTV III CO_2 storage vault. (3) Source: Oakland Sea Port. (4) Source: City of Sacramento. (5) Source: Colliers. (6) Source: Port of Stockton.

22

Grannus Clean Ammonia Facility


370 KMTPA STORAGE ONLY PROJECT

CDMA DETAILS FOR GRANNUS CLEAN AMMONIA FACILITY[1]

- Grannus to construct a *150KMTPA clean ammonia & 10KMTPA hydrogen facility near the CTV III location* using its patented process design with commercial operations targeted *by the end of 2027*
- CTV will provide *permanent storage for 370KMTPA* using its CTV III storage vault, including the CO_2 pipeline and the lease of land for the clean ammonia and hydrogen facility
- Combination of CTV III's storage project and Grannus' clean ammonia and hydrogen facility will be *eligible for 45Q or 45V tax credits as well as LCFS credits*[2]
- CTV will have the right to *take a majority stake in the total outstanding equity of the project company* that holds the Grannus Clean Ammonia and Hydrogen Project
- CTV will have *an option to purchase equity in Grannus as well as a right of first refusal (ROFR) to provide storage services* for subsequent Grannus ammonia and hydrogen projects in California

ABOUT GRANNUS

GRANNUS

- Grannus is an independent clean-tech company that is building a portfolio of clean ammonia and hydrogen production facilities to supply the agriculture, mobility and marine fuel markets
- Grannus is using patented technologies that produce effectively no emissions and exceed the conversion efficiencies of today's best in class clean ammonia and hydrogen production facilities' designs
- Headquartered in Tucson, AZ, Grannus offers a full suite of technology-enabled project development, project management and engineering solutions in the U.S. and North America

CO_2 INJECTION RATE (KMTPA)	✓	370 KMTPA (Planned)
PROJECT EST. CAPITAL REQUIREMENTS ($/MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[4] OF \$5 TO \$15 OF CAPITAL PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
PROJECT EST. EBITDA[3] ($/ MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[4] OF \$50 TO \$75 OF EBITDA[3] PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
OFFTAKE INTEREST	✓	GRANNUS HAS ENTERED INTO A MASTER AMMONIA SALES AGREEMENT WITH CALAMCO IN AN AMOUNT UP TO ITS TOTAL AMMONIA REQUIREMENTS[5]

Note: The exact Grannus Clean Ammonia and Hydrogen Project location within CTV III is TBD. Clean ammonia is ammonia produced with near zero, or minimal carbon emissions. (1) Our CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. (2) This project would qualify for LCFS credits to the extent it sells the clean ammonia/hydrogen to the mobility market (e.g. hydrogen powered vehicles). (3) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits. (4) See slides 44 and 45 of this deck for the latest details on the CTV project economic type curve. (5) A binding offtake agreement with respect to the Grannus Clean Ammonia and Hydrogen Project related to CTV III is subject to finalization and approval by Grannus and CALAMCO.

23

Clean Ammonia Will Help Accelerate The Decarbonization of CA's Agricultural Sector

A DIFFERENT KIND OF ENERGY COMPANY

CLEAN AMMONIA – ENERGY TRANSITION MIX IN CALIFORNIA

- *U.S. is the world's third largest producer of ammonia*, consuming ~ 19.5MMTPA of ammonia which is mainly used in the agricultural sector[1] (~88% of U.S. ammonia consumption was for fertilizer use[2])
- *CALAMCO represents the majority of agricultural ammonia demand in California[3] where most of it is imported into Stockton, Sacramento[4]* and other entry points from other U.S. states and countries such as Trinidad and Tobago
    - CALAMCO's terminal at the Port of Stockton, the only ammonia marine import terminal in California, currently hosts 40,000 tons of ammonia storage tanks[5]
- *California produced low carbon clean ammonia can replace imported grey ammonia to create local employment, lower the carbon intensity of fertilizers* used in the agricultural sector (~9% of CA's 2020 total GHG emissions[6]) and further *drive the technological evolution of the energy transition in California*



Note: Clean ammonia is ammonia produced with near zero, or minimal carbon emissions. (1) Source: EIA based on 2020 data; Economic Research Service - U.S. Department of Agriculture; U.S. Geological Survey, Mineral Commodity Summaries, January 2022; CA Department of Food and Agriculture. (2) Source: "Ammonia's Potential Role in a Low-Carbon Economy", Congressional research service, December, 2022 (3) Source: CALAMCO (4) Source: KCRA, July, 2022. (5) Source: CALAMCO's public website. (6) Source: CARB website as of 2020

24

Yosemite Renewable Fuels Facility

A DIFFERENT KIND OF ENERGY COMPANY


40 KMTPA STORAGE ONLY PROJECT

CDMA DETAILS FOR YOSEMITE'S RENEWABLE FUELS PROJECT[1]

- Yosemite to build and operate a *24 tons per day (TPD) hydrogen facility* in the city of Oroville, California, using dual bed gasification technology with commercial *operations targeted in 2026*
- CTV will provide *truck offloading facility and permanent sequestration for the initial 40 KMTPA of CO_2 emissions from this facility* using CTV storage vaults
- Yosemite plans to deliver CO_2 to CTV location via a fleet of low emissions trucks
- Combination of CTV's storage project and Yosemite's hydrogen facility will be *eligible for 45Q or 45V tax credits as well as LCFS credits*[2]
- CTV has *the right to participate in project for up to a majority equity stake*
- *Yosemite has plans for two additional green hydrogen facilities in California with up to an additional 160 KMTPA of CO_2 emissions under consideration;* CTV has the right of first negotiation to provide CO_2 sequestration services to any hydrogen production facility constructed in California

ABOUT YOSEMITE CLEAN ENERGY

YOSEMITE CLEAN ENERGY

- Yosemite Clean Energy LLC ("Yosemite") is a bioenergy development company that specializes in transforming farm and forest wood waste into carbon-negative hydrogen, providing renewable solutions to California's transportation and broader energy sectors.
- Headquartered in Fresno, CA, Yosemite and its development partners have experience in forestry, agriculture, banking, law, energy, engineering, and marketing

CO_2 INJECTION RATE (KMTPA)	✓	200 KMTPA (Planned / Expansion Potential)
PROJECT EST. CAPITAL REQUIREMENTS ($/MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[4] OF $5 TO $15 OF CAPITAL PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
PROJECT EST. EBITDA[3] ($/ MT)	✓	WITHIN OUR PREVIOUSLY DISCLOSED TYPE CURVE[4] OF $50 TO $75 OF EBITDA[3] PER MT OF CO_2 FOR A STORAGE-ONLY SOLUTION
OFFTAKE INTEREST	✓	YOSEMITE HAS ENTERED INTO A LETTER OF INTENT FOR A MASTER HYDROGEN OFF-TAKE AGREEMENT WITH GUNVOR USA

(1) Our CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. (2) This project would qualify for LCFS credits to the extent it sells the hydrogen to the mobility market (e.g., hydrogen powered vehicles). (3) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits which may change based on further guidance from IRS and other factors. (4) See slides 44 and 45 of this deck for the latest details on the CTV project economic type curve.

25

NORTHERN CALIFORNIA CENTRAL CALIFORNIA THE FOREFRONT OF CARBON MANAGEMENT DAC HUB

Accelerating Climate Leadership and Energy Transition Through Direct Air Capture (DAC)

Carbon TerraVault has formed a DAC Hub consortium to accelerate a Direct Air Capture and storage solution (DAC+S) for California through its wholly owned subsidiary CTV Direct[1]

- **WHAT IS DAC+S?**

Direct Air Capture plus Storage (DAC+S) is a technological solution that can remove and then permanently store decades-old atmospheric carbon in underground reservoirs using low carbon emission energy

DAC+S reduces overall levels of CO_2 in the atmosphere and therefore is carbon negative

- **WHAT IS A CALIFORNIA DAC HUB?**

A newly formed consortium, led by CTV Direct[1], EPRI and Kern Community College District (Kern CCD), seeks to bring together like-minded energy transition industry, technology, academia, national labs, community, government, and labor participants with the main goal to create and accelerate the development of the State's first full scale DAC+S hub

- **WHY FORM A DAC CONSORTIUM IN CALIFORNIA?**

California has ample access to sustainable Carbon Dioxide Removal (CDR) credits[2], advanced technologies, world-leading research institutions, and supportive government-driven financial incentives

CarbonTerraVault leads in EPA Class VI permit applications for CO_2 non-EOR storage reservoirs in California[3] that are supplemented by extensive existing infrastructure that can be repurposed to further advance DAC+S across California

California has ambitious climate targets that require CDR for success[4]

- **WHY IS IT IMPORTANT?**

Acceleration of DAC+S in California can provide positive economic impacts, create high-paying jobs, successfully and sustainably reduce CO_2 emissions, and help the state lead in the energy transition with long-lasting benefits for Californians and our communities



Electricity & Heat
Air
CO₂
Separation
Capture
Geologic Sequestration

Source: World Resources Institute

California DAC
DIRECT AIR CAPTURE HUB



MMT CO2e
100
80
60
40
20
0
2025
2030
2035
2040
2045
Other CDR
BECCS H2
CCS
DAC

~66 MMT for DAC[4]

Source: CARB

(1) CTV Direct is a wholly owned subsidiary of Carbon TerraVault focused on DAC. (2) Source: "Big Tech's carbon removal scheme announces its first purchases", Protocol, June 2022. (3) Source: EPA. (4) California's leading goal for Carbon Direct Removal of 100 MTPA, of which ~66 MMTPA is projected to be from DAC per CARB Scoping Plan. Source: CARB.

27

Development Vision

- **HOW WILL IT BE DEVELOPED?**

The first DAC Hub is targeted for Kern County and is expected to store CO_2 at the CTV I reservoir[1]. The hub is expected to expand to other locations across the state to store CO_2 in non-EOR reservoirs while providing high-paying energy transition driven jobs and training programs for reskilling workers, and helping California reach its carbon removal goals

- **HOW WILL THIS BE FUNDED?**

In August of 2023, DAC Hub has been selected to receive ~$12MM in funding from the U.S. DOE under its Regional DAC Hubs Initiative[2] related to the proposed development of California's first full-scale DAC plus storage (DAC+S) network of regional hubs. With successful selection for the DOE funding, the DAC Hub could also qualify for additional funding from the CEC in the amount of $3MM

The full cost to perform FEED studies, community benefits and engagement in 2024/25 on the proposed DAC facilities in Kern County is expected to be ~$24MM where the remainder of this amount will be split between the California DAC Consortium members

In 2025, California DAC Hub is expecting to submit a subsequent funding request to the DOE under its Regional DAC Hubs Initiative[2] for a potential total amount of $500MM which will include a planned development and construction plans

California Direct Air Capture HUB

Potential total funding amount of **~$500MM[2]**

Under the U.S. Department of Energy (DOE) Regional DAC Hubs Initiative

45Q + LCFS + CDR Credits

45Q	LCFS	CDR Credits
$180 Value (per MT of CO_2) for Carbon Storage[3]	~$76 Est. Value (per MT of CO_2)[4]	Voluntary CDR Credits Market



Sacramento
San Francisco
DAC Hub
Bakersfield
Los Angeles

California DAC

DIRECT AIR CAPTURE HUB

Permanently Store Atmospheric CO_2 Using Low Carbon Energy

A DIFFERENT KIND OF ENERGY COMPANY

Note: DOE = Department of Energy (1) CRC has applied for EPA Class VI permits and the environmental review has begun for two initial permanent carbon capture and storage (CCS) vaults at the Elk Hills Field – which are collectively referred to as Carbon TerraVault I. (2) DOE is establishing a program under which the Secretary of Energy shall provide funding (total funding amount of $3.5B) for eligible projects that contribute to the development of four regional direct air capture hubs. Potential total funding amount for California DAC Hub was estimated per the latest funding opportunity announcement to potential domestic hubs. Total funding amount might vary based on DOE grants. Source: DOE (https://www.energy.gov/oced/regional-direct-air-capture-hubs). (3). DOE. (4). Source: LCFS YTD2023 weighted average price of $76 per MT of CO_2 - The California Air Resources Board.

28

ACADEMIA Together We Can Achieve Bigger and “DAC” Things INDUSTRY NATIONAL LABS DAC TECHNOLOGY COMMUNITY GOVERNMENT LABOR Lead DOE Applicant Represents a Public-Private Partnership of Leading CA Community, Academic, DAC, and Carbon Storage Organizations 29

“California is pioneering new solutions to fight climate change. It’s not enough to cut emissions – we have to go further by actively removing carbon pollution from the atmosphere. This project will be the first of its kind in our state and will help us meet our world-leading climate goals” California Is Leading the Climate Charge - G. Newsom, Governor of California, August 2023 30

Appendix

Huntington Beach – Asset Optimization & Value Unlock

1 ACRE PARCEL – FT APACHE



Source: Newmark

- 1810 Pacific Coast Highway, Huntington Beach, CA
- Completed the abandonment of six wells
- In the process of completing surface abandonment
- Targeting call for offers for ~1 acre parcel of land (Fort Apache) in 1Q24
- Planning to provide additional details with 4Q23/YE23 results

Over 1 mile of direct access to **Pacific Coast Highway**

~90 ACRES PARCEL – HUNTINGTON BEACH



- Continuing the re-zoning, re-entitlements and due diligence processes
  - Multi year process
- Developing strategy to optimize production and ARO schedule
  - Huntington Beach field 2022 gross production[1] was ~3,000BOD
  - The field is connected to a producing offshore platform Emmy
  - Free cash flow[2] generating asset
- Plugged and abandoned 20 wells year to date
- Targeting to P&A an additional 40 wells in 2024

Source: CRC. (1) Source: CalGEM (2) Represents a non-GAAP measure. For all historical non-GAAP financial measures please see the Investor Relations page at www.crc.com for a reconciliation to the nearest GAAP equivalent and other additional information. Free cash flow is equal to operating cash flow less total capital requirements.

32

Transforming the Way We Operate for a Long-Term Outlook

A DIFFERENT KIND OF ENERGY COMPANY

- Transforming the way we operate to improve margins and drive higher cash flows
- Utilizing Alvarez & Marsal's industry experience and proprietary PeerView E&P benchmarking and analytics

FOCUS AREAS:

NON ENERGY OPERATING COSTS

ADJ. E&P CORP. & OTHER G&A[1]

$55MM +

Targeted YE2023 run rate[2] reduction

OPPORTUNITY IDENTIFICATION

- Identified major cost saving opportunities
- Evaluating additional operational efficiencies

DEPLOYMENT & INTEGRATION

- Implement identified cost saving opportunities
- Integrate process improvements into operating model

LONG-TERM VISION

- Lock-in operational efficiencies and cost reductions
- Organizational alignment



Progress on Focus Areas (%)
Actioned Savings
In Process
Est. YE2023 Split in Targeted Reductions Between Focus Areas (%)
Non Energy Operating Costs
Adj. E&P Corp. & Other G&A
1

(1) Represents a non-GAAP measure. For all historical non-GAAP financial measures please see the Investor Relations page at www.crc.com for a reconciliation to the nearest GAAP equivalent and other additional information. (2) Current 2023 guidance doesn't include targeted cost reduction initiatives. Excludes CTV from the scope of this initiative.

33

Sustainability Is In Our Business Model

2022 Sustainability Update
Highlights

Targets

Reduce or Offset Scope 1, 2 & 3 Emissions
100% by 2045

Reduce Methane Emissions
30% from 2020 levels by 2030

Progress

Reduced Scope 1 & 2 Emissions
9.5% from 2020 to 2022

Reduced Methane Emissions
15.5% from 2020 to 2022

CO_2 Removal

Announced a California DAC Hub with a purpose to permanently store atmospheric CO_2 using low carbon emission energy and provide economic benefits to surrounding communities

Carbon Management

Submitted 191MMT of CO_2 Reservoirs to EPA for Class VI permits in five carbon vaults with many more in development; leading the nation in Class VI permit applications

Governance

Investor-favored changes including the removal of Supermajority votes. Board exhibited diversity with 33% being gender diverse and 44% consisting of members from underrepresented communities.

Community

Pledged $2.5MM to fund several Kern County initiatives to advance the energy transition

ESG Milestones

CRC 2022 Sustainability Update
A Different Kind of Energy Company

CDP DISCLOSURE INSIGHT ACTION 2022

Proud participant of the 2023 Corporate Sustainability Assessment (CSA) — S&P Global

America's Most Responsible Companies 2022 & 2023 — Newsweek, statista

National Safety Council

Wildlife Habitat Council

California Resources Corporation | Carbon TerraVault

Please visit CRC.com/ESG to view CRC's 2022 Sustainability Update.

34

Differentiated and Diversified Asset Base Across California

A DIFFERENT KIND OF ENERGY COMPANY

LA BASIN


THUMS Islands


Huntington Beach

SACRAMENTO BASIN


Largest Natural Gas Producer in California


Midstream Infrastructure at Elk Hills

SAN JOAQUIN BASIN


San Joaquin Valley


NG Processing Plant & 550MW Power Plant at Elk Hills

CRC Holds ~1.9MM Net Mineral and ~ 100K Surface Acres

Note: The above pictures were taken by CRC and represent its current properties and assets.

35

~13 Years ~86% 7.0 Long Durability, Low Decline & Low Carbon Intensity O&G Assets ~13 years of low carbon intensity multi year production runway2 13% 87% PUD PD $5.9B PV-10 OF 2022 PROVED RESERVES1 87% 13%San Joaquin Basin 85% 15% PDP PUD Los Angeles Basin 100%Sacramento Basin 9 0% ~13% 3 ~9 ~82% 9.3 107 ~99% ~7% 19 ~15 ~71% 5.6 287 ~62% ~12% 66 ~12 ~92% 7.5 MMBoe ($80 Brent)1 % Oil Est. Annual Decline 1H23 Average Net Production2 (MBOE/D) R/P2 NRI ($80 Brent)1 CI3 (Scope 1+2) (g CO2e/MJ) Multi-year Runway LONG DURABILITY 1P ASSETS We See a Long-Term Need in California for CRC’s Low Carbon Intensity Barrel & Carbon Management Strategy Sacramento Basin San Joaquin Basin Los Angeles Basin Note: please see slide 50 for details on the footnotes on this slide. 36

California Needs Low Carbon Intensity Domestic Natural Gas 37(1) EIA; excludes Vehicle Fuel which was less than 0.029 mcf/d from 2018 to 2022 (2) CARB Scoping Plan 2022 (3) Other includes pumped storage, shed DR, geothermal, nuclear, biomass, CHP and coal (4) CARB (5) Internal estimates 1.2 1.3 1.3 1.2 1.1 0.7 0.7 0.6 0.7 0.7 2.1 2.1 1.9 1.9 1.6 1.7 1.6 1.7 1.7 1.8 0.0 1.0 2.0 3.0 4.0 5.0 6.0 2018 2019 2020 2021 2022 Residential Commerical Industrial Electric Power POWER AND INDUSTRY CONSUME ~70% OF THE STATE’S NATURAL GAS1 EVEN IN 2045, NATURAL GAS POWER PLANTS PLAN TO CONTRIBUTE 12%2 California continues to need a consistent and reliable supply of electricity from natural gas power plants through 2045 California Will Continue to Receive a Premium to Henry Hub ▪ CRC expects natural gas to play a key role in supporting energy transition ▪ CA imports 90% of its gas needs. Lack of flexibility with the legacy natural gas infrastructure will continue to drive elevated prices and volatility in periods of high demand5 ▪ CRC expects relatively strong natural gas prices with the premium to Henry Hub to continue California’s Natural Gas Demand (Bcf/d) Total Capacity (Giga-watts) Source: Baringa. Note, listed volumes are maximum 2022 reported flows 0 50 100 150 200 250 300 2023 2035 2045 Solar - All Battery Storage Gas Wind - All Hydro - All Hydrogen CT Other 3 Canada / Rockies (~1.8 Bcf) Rockies (~0.6 Bcf) San Juan / Rockies (~0.8 Bcf) Permian (~1.4 Bcf) California imports ~4.6 Bcf/d or ~90% of its demand4 from regions that frac for natural gas

CRC’s Natural Gas Inventory Depth – 1Tcf1 Opportunity CRC’s Opportunity Set1 by Basin >250 Bcf >800 Bcf Sacramento Basin Opportunity Set1 ▪ ~110Bcf of actionable inventory ▪ Resource: ▪ >250 Bcf of dry gas ▪ ~300 locations Up to 220Bcf of near-term actionable inventory potentially starting in 2H244 San Joaquin Basin Opportunity Set1 ▪ ~700Bcf of actionable inventory ▪ Resource: ▪ >800 Bcf of associated gas ▪ ~1,100 locations CALIFORNIA’S NATURAL GAS FORWARD CURVES3 ($/Mcf) CRC is pursuing a Responsibly Sourced Gas2 (RSG) certification for the majority of its natural gas assets $- $2 $4 $6 $8 $10 $12 $14 2023 YTD 2024 2025 2026 2027 2028 2029 2030 2031 2032 NYMEX HH PG&E Citygate Socal Border Socal Citygate Avg. 2024 – 2032 Price NYMEX HH $3.85 PG&E City-gate $5.42 SoCal Bdr $4.93 SoCal City-gate $5.98 Note: please see slide 50 for details on the footnotes on this slide. 38

Exploring Technologies to Further Advance Net Zero Energy Pathways Source: ICE Thermal Harvesting, CRC Internal ▪ Partnered with ICE Thermal Harvesting (“ICE”), who was awarded a ~$2MM “Wells of Opportunity” grant from the DOE ▪ Provides an avenue for CRC to pilot a new zero-carbon energy technology ▪ Potential commercial benefits: field electrical cost reductions, decreased emissions, postponement of asset retirement obligations, increased reliability of power and improved economics ▪ Project kicked off in October 2022 and is expected to last 3 to 4 years with a potential for free zero-emissions electricity capable to power 6 wells ▪ Initial planned location at Elk Hills with prospects to expand this technology to other fields or to other applications: ▪ Areas of Elk Hills, Buena Vista, Yowlumne, Kern Front, and Kettleman are associated with geothermal opportunities Est. ~6MW of Geothermal Opportunities in SJB 39

Solar Developments on Track

SELF SUPPLY | BEHIND THE METER UPDATE :

Progressing our solar developments:

~38 MW
of BTM projects in development

BTM Development Field	Capacity (MW)	Est. Commercial Operation	Est. Energy OPEX Reduction
Mount Poso	12	2H24	15% - 25%
Kern Front	22	1H25	15% - 25%
Other[1]	4	TBD	TBD

- Mt. Poso & Kern Front:
  - Projects are in the Net Energy Metering (NEM) 2.0 program[2]
  - Front-end engineering and design packages completed
  - Kern Front grading permit submitted and construction start expected after permit issuance
    - Received grading permit for Mount Poso; targeting construction in Q1 2024
- Continue to advance additional 4MW of BTM projects across CRC's operations

GRID SUPPLY | FRONT OF THE METER UPDATE:

- CRC has identified over 5,000 acres of surface potentially suitable for utility scale solar development that could present future value for CRC and investors
  - Potential for 300 to 1,000 MW with 3 core projects preliminarily identified
- Evaluating further FTM opportunities in future Interconnection Cluster Studies
- Potential to further reduce CO_2 emissions while adding further commercial opportunity



Mount Poso
Kern Front
Bakersfield
Los Angeles
- LEGEND -
Solar Projects in Development - Behind the Meter
CRC Surface Lands - Solar Potential
CalGEM Administrative Boundaries
N
W
E
S
0
10
20
30
Miles

(1) Other includes sites across CRC's asset base. (2) www.cpuc.ca.gov

40

Decarbonizing California and Building a CTV Driven Energy Transition Ecosystem

A DIFFERENT KIND OF ENERGY COMPANY

Expecting to Further Diversify CTV's Portfolio of Emitters Across The Energy Spectrum in California

Continuing to attract new emissions sources due to ideal conditions for greenfield and existing sources projects (Subsurface knowledge, technical expertise, assets' location, access to capital, permitting process & etc.)

Project Type[1]	Tech	Greenfield				Existing Sources
Type of Emitter	DAC	Renewable Diesel/Gas	Ammonia	Hydrogen	Ethanol	Refiners, Cement, Steam Generators and Natural Gas Power Plants (incl. CalCapture)
Cost of Capture ($/$TCO_2$)	Very High	Medium	Low	Medium	Low	Medium to High
Concentration of CO_2	Very Low	Medium	High	Medium	High	Low to Medium
LCFS Eligible?	Yes, plus Incremental Incentives	Yes	Depends on Use	Depends on Use	Yes	Depends on Use



YOSEMITE CLEAN ENERGY
Sacramento
San Francisco
GRANNUS
NLCenergy
VERDE
LONE CYPRESS
INENTEC
DAC
Bakersfield
Los Angeles

CARBON TERRAVAULT

Positioned to Be California's Premier Carbon Management Provider

150 - 210
MMTPA or more

California's Potential Addressable CCS Market Size by 2045

Source: Internal estimates

41

Strategic Partnership – A Structural Capital Advantage

A DIFFERENT KIND OF ENERGY COMPANY

Illustrative 2027 CO_2 Storage/Injection Goal Capital Funding Needs[1]

assumes Brookfield fully participates in 5MMTPA of CTV JV projects



CARBON TERRAVAULT JV
(5MMTPA of CO2 Injection by 2027)
2027 GOAL
Ownership
CRC's Capital Contribution
Est. Capital Required
Est. Pore Space Contribution
Est. $2.5B Capital Outlay1
200MMT of CO2 Pore Space
~50% Equity
~$1.25B
~50% Debt
~$1.25B
$10/MT
of CO2 Storage Space
51%
49%
51%
49%
~$637MM of Capital
~$613MM of Capital
~$980MM for Pore Space2
Brookfield's Capital Contribution
CRC
Brookfield

Improves & Increases Flexibility of CRC's Capital Allocation Framework

- Capitalizes first 5MMTPA of projects and provides potential funding for CRC's development of 200MMT of CO_2 storage by 2027
- CRC's equity commitments for the first 5MMTPA are more than 2x covered by Brookfield's initial commitment for projects jointly approved through the CTV JV
- Allows CRC to increase flexibility for shareholder returns strategy and explore strategic alternatives for low CI E&P business expansion

Projected Excess Capital Available for Early Stage CMB Expenses and Capital[3]

~$980MM	Est. Brookfield Pore Space Contribution
– ~$637MM	Est. CRC's Capital Contribution
~$343MM	**Available to fund CRC early stage CMB expenses and capital (represents approximately 5 years of spending and CMB 2023E Guidance of ~$70MM)**

(1) Assumes the average capital needs for 5MMTPA of Carbon Sequestration from the CTV JV economic "Type Curve". See slides 44 and 45 for detailed information on the previously disclosed Type Curve. Brookfield made an initial commitment of $500 million to invest in CCS projects that are jointly approved through the Carbon TerraVault JV. The partnership is targeting 5MMTPA of CO_2 injection by YE 2027, aligned with CRC's 2027 goals, thereby requiring an estimated ~$2.5B of capital.
(2) ~$980MM assumes 200MMT of CO_2 pore space for $10/MT of CO_2 storage space and 49% Brookfield ownership which assumes Brookfield fully participates in CCS projects up to JV target of 5MMTPA of injection and 200MMT of CO_2 storage.
(3) Results subject to effects of taxes, timing, pace of project development and Brookfield further approval to fund capital.

42

CTV JV – Vault Dropping Mechanism

A DIFFERENT KIND OF ENERGY COMPANY

CARBON TERRAVAULT JV

Carbon TerraVault JV ("CTV JV")

26R[1]

Initial Payment	*Milestone 2*	*Milestone 3*	
Brookfield $46MM	Brookfield $46MM	Brookfield: between $54 - $94MM[2]	Brookfield 49% Capital Call For Project Development
Reservoir Vault Dropdown	*Permit Public Comment Expiration*	*FID*	*Project Capital Call* *CRC's portion of capital calls can be satisfied with Brookfield's contribution retained by the CTV JV*

CTV presented subsequent reservoirs to CTV JV with a combined capacity of 161MMT

- A1-A2
- CTV II
- CTV ...

Future Potential Dropdowns

If Accepted

- Brookfield to Pay Initial Payment ($10/Ton x Permitted Pore Space x 49% / 3)
- Brookfield to Pay Milestone Payment at Permit Public Comment Expiration ($10/Ton x Permitted Pore Space x 49% / 3)
- Brookfield to Pay Milestone Payment at FID ($10/Ton x Permitted Pore Space x 49% / 3)

Brookfield Retains the Right to Defer the Approval Decision Through FID

If Deferred, Projects to be Re-presented to Brookfield at FID

- If Approved, Brookfield to Pay Lump Sum for Full Buy-in ($10/Ton x Permitted Pore Space x 49%) + % Carry[3] to CRC
- If Rejected, CRC is Free to Develop the Reservoir / Project Outside of the CTV JV[1]

26R → A1-A2 → CTV II → CTV ... → Future Potential Dropdowns →

~38MMT	~161MMT	~9 MMT
Contributed	ROFL Notice Delivered	TBA

YE2027 200MMT Storage CTV JV Target[4]

Note: CTV JV terms simplified for illustrative purposes. Source: Internal estimates. (1) As it pertains to a previously contributed reservoir, in the case Brookfield is not interested in jointly pursuing a specific opportunity, CRC retains the right to rent back up to 25% of the permitted pore space to pursue stated storage opportunity on its own accord. (2) Total Brookfield payments to CRC corresponding to their 49% interest in the 26R reservoir are expected to total up to ~$185 MM at FID. $46MM has been received to date, with two additional instalments expected at milestones 1) EPA Class VI Public Comment Expiration and 2) 26R Reservoir FID. The amount of the last milestone payment will be calculated in accordance with the final permit volumes adjusted for water injection. For illustrative purposes, the final payment amount is shown based on the volumes outlined in the draft EPA permit of 38MMT. (3) Calculated from date of initial ROFL presentation at certain milestone. (4) Assumes Brookfield fully participates in CCS projects up to JV target of 5MMTPA of injection and 200MMT of CO_2 storage.

43

$0 $100 $200 $300 $400 $500 2023E 2026E 2028E M id p o in t o f E s t. C T V J V E B IT D A ($ M M ) Illustrative CTV JV Type Curve Demonstrates Potential Valuation Upside Note: Please see Slide 51 for important information regarding the assumptions used in the preparation of the information show on this slide. CTV JV economics are shared 51% to CRC and 49% to Brookfield. EBITDA is a non-GAAP measure. Unit Low High Notes/Incorporated Assumptions Total Incentive Potential (LCFS + 45Q ) $/MT $170 $205 45Q ($/MT): $85, LCFS ($/MT): $85 - $120, 100% LCFS eligibility Opex $/MT $10 $75 Range reflects costs associated with full range of business model possibilities and includes G&A of dedicated staff. Capex Avg $/MT $5 $20 Range of capital includes cost of capture facility and pipeline retrofit. Cost of capture facility depends on CO2 concentration at source. Pipeline costs depend on distance from source to sink and size of pipe. Pace of capex deployment is expected to be ~5% to ~10% of Total Project Capex in Year 1, ~10% to ~35% in Year 2 and ~55% to ~85% in Year 3. Depending on project structure and location, capex could be lower or higher than range represented. EXAMPLE CTV JV PROJECT ECONOMICS – “TYPE CURVE” (PER MT OF INJECTED CO2) First Full Year of Est. Impact 2026E 2028E Est. CO2 Injection Rate per Year 1MMTPA 5MMTPA Est. CTV JV EBITDA ($MM) $50 - $135 $250 - $675 44 Example Strategic Partnership Economics An average CTV project could generate on average $50 to $135 of EBITDA per metric ton injected per annum depending on project structure

$5 $10 $15 $20 $25 $30 $50 $60 $75 $90 $105 $120 $135 $150 $165 Not Likely Est. EBITDA1 ($/Ton) E s t. C A P E X ( $ / T o n ) Storage Only Low CO2 Concentration Large Opportunity Set With a Variety of Potential Emitters Note: Depicts illustrative examples of expected and estimated IRR, EBITDA and capital expenditure requirements based on internal estimates. Actual results could differ materially. (1) EBITDA is a non-GAAP measure. EBITDA estimates include 45Q tax credits which may change based on further guidance from IRS and other factors and assumes that 45Q wage and apprenticeship requirements are met. (2) CalCapture refers to CRC’s project at the Elk Hills Power Plant. STORAGE ONLY PROJECTS ▪ CTV JV is the off-taker of CO2 at storage site through Storage Co. ▪ Lower expected capital requirements for project development, including injection and monitoring wells, facilities and compression ILLUSTRATIVE EBITDA1 VS CAPEX REQUIREMENTS FOR VARIOUS CO2 PROJECTS MID - HIGH CO2 CONCENTRATION PROJECTS (≥15% CO2 STREAM CONCENTRATION) ▪ CTV JV controls the entire value chain (capture to storage) and majority of the incentives ▪ Capital requirements for capture systems, while still significant, are expected to be on the lower end of the capture cost curve due to higher CO2 concentration of stream ▪ Project financing more likely vs. storage only and provides opportunity to increase levered returns ▪ Potential LCFS expansion could provide further EBITDA potential LOW CO2 CONCENTRATION PROJECTS (<15% CO2 STREAM CONCENTRATION) ▪ CTV JV controls value chain and incentive but lower expected IRR due to higher costs of capture (Ex: Natural Gas Combined Cycle Power Plants) ▪ Inflation Reduction Act of 2022 expands potential project opportunities ▪ Advancements in capture technology to play key role in improving project economics ▪ CARB considering new incentive programs to unlock traditionally hard to decarbonize sectors (e.g. cement) ▪ CalCapture2 is an advantaged low CO2 concentration project given its proximity to storage (insignificant transport capital) Area of Focus Est. 10% - 30% Levered IRR Mid - High CO2 Concentration Target 45

$60 $65 $70 $75 $80 $85 $90 $95 $100 $105 $110 $115 $120 Brent ($/BBL) Wilmington Production Sharing Contracts (PSC) At Higher Commodity Prices Approximately 30% of CRC’s oil production is subject to PSCs Mechanics: ▪ As operator, CRC pays our partners’ share of the Operating and Capital Cost ▪ CRC recovers our partners’ share of operating and capital costs through production sharing, where CRC’s cost recovery is reported as revenue ▪ CRC receives 45-49% of the gross production as “Profit Barrels” after cost recovery ▪ CRC’s net share of production includes cost recovery and profit barrels As prices rise, fewer barrels are required to recover our partners’ portion of the cost Cost Recovery BBLs Net Profit BBLs 45-49% of Gross Production Net Production (BOD) CRC sees a difference of ~5.3MBOD in net oil production between $65/BBL and $115/BBL EFFECT OF OIL PRICE ON NET PRODUCTION2 For every $1/BBL increase/decrease in Brent price, we expect a ~90BOD decrease/increase in our net oil production related to PSCs1 (1) Based on Brent price of $90 per barrel of oil (2) Net Production from Wilmington field only. Includes the effects of a development program in LA Basin. -/+ $1/BBL +/- ~180 BOD -/+ $1/BBL +/- ~60 BOD -/+ $1/BBL +/- ~90 BOD ~3.4 MBOD increase in net production ~1.9 MBOD decrease in net production 46

Strong Price Realizations in CA's Unique Market Dynamics

- Crude: California crude prices continued move in tandem with the broader market with realizations for 3Q23 firming slightly from 2Q. For the balance of the year, local (permits, refining margins & outages) and geopolitical dynamics (OPEC+, central bank policies, Middle East tensions) remain key determinants as to where prices will trend in California
- NGLs: 3Q23 NGL prices across North America continued to weaken driven by seasonal trend and general over-supply. As reflected within 2Q23 realizations - and as projected for the balance of the year - California has been and should remain a premium-priced NGL marketplace
- Natural Gas: California 3Q23 natural gas prices increased relative to 2Q23 as storage inventories were replenished. A material increase in Aliso Canyon natural gas storage capacity stands to support prices this Fall while – along with an abundance of hydro generation capacity - limiting the potential for gas price run-ups this winter
- Power: As measured on year/year basis, 3Q power prices retreated on the back of record snowpack & hydro output, incremental on-peak solar output, and uncharacteristically mild weather

CRC's commodity realizations continue to trend above domestic WTI averages

CALIFORNIA IS AN OIL ISLAND AND THE LARGEST U.S. GDP CONTRIBUTOR

(amounts shown as % of U.S. domestic GDP)


14.4%
3.9%
7.8%
5.4%
9.5%

Note: 5 largest contributors to domestic GDP. Source: BEA, Data from 1Q23; EIA

Oil w/ Hedges ($/BBL)


$61.33
$63.04
$63.66
$66.12

	4Q22	1Q23	2Q23	3Q23
Average Benchmark Prices[1]	$88.60	$82.22	$78.01	$85.95
% of Benchmark[1]	98%	96%	97%	99%
Hedge Settlements	($25.82)	($15.64)	($12.11)	($19.24)
Average Realized Prices[2]	$61.33	$63.04	$63.66	$66.12

NGLs ($/BBL)


$56.55
$58.88
$42.48
$45.06

	4Q22	1Q23	2Q23	3Q23
Average Benchmark Prices[1]	$88.60	$82.22	$78.01	$85.95
% of Benchmark[1]	64%	72%	54%	52%
Hedge Settlements	-	-	-	-
Average Realized Prices[2]	$56.55	$58.88	$42.48	$44.95

Natural Gas ($/MCF)


$8.73
$21.56
$3.46
$4.83

	4Q22	1Q23	2Q23	3Q23
Average Benchmark Prices[1]	$6.76	$3.42	$2.10	$2.55
% of Benchmark[1]	129%	630%	165%	189%
Hedge Settlements	($0.22)	-	-	-
Average Realized Prices[2]	$8.51	$21.56	$3.46	$4.83

(1) Benchmark prices are based on Brent for oil and NGLs, and NYMEX average daily price for natural gas. (2) Average realized prices include hedges on oil and natural gas.

47

CRC’s hedging strategy is designed to meet our business objectives should market prices decline and participate should market prices increase Hedging Program (1) Hedge position as of September 30, 2023. Includes deferred option premium payment. For the purposes of this example assumes CRC physical sales realize 100% of Brent price. (2) Hedges are based on weighted-average Brent prices per barrel. (3) Purchased and sold puts with the same strike price have been netted together. (4) Assumes forward commodity prices as of September 30, 2023 and assumes a 2023 Brent price of $84.16 per barrel of oil, NGL realizations consistent with prior years and an average daily NYMEX gas price of $2.77 per mcf. (5) Represents estimated net cash settlement payments for derivative contracts as of 9/30/2023, except 2021, 2022, 1Q23, 2Q23 and 3Q23 which are actuals for the year ended on December 31, 2021, the year ended December 31, 2022, the three months ended March 31, 2023, the three months ended June 30, 2023, and the three months ended September 30, 2023 respectively. Historical settlements include natural gas derivatives on production volumes. STRATEGY OIL HEDGES2 As of September 30, 2023 2021 2022 1Q23 2Q23 3Q23 4Q23E 2023E 2024E 2025E ($319) ($738) ($65) ($63) ($95) ($75) ($300) ($35) ($20) HEDGE CONTRACT SETTLEMENTS EXPECTED TO SIGNIFICANTLY DECREASE IN 4Q234 AND BEYOND 48 $40 $50 $60 $70 $80 $90 $100 $110 $120 Crude Rev Net Hedges No Hedges 2024 CRUDE REVENUE NET HEDGE SETTLEMENT SENSITIVITY TO BRENT PRICE 1 ($MM) Est. 2024 Brent Price (~$80/bbl) CRC Realized Price ($/bbl) $60 $63 $65 $71 $79 $88 $91 $94 $97 Actual & Estimated Hedge Contract Settlements5 ($MM) 4Q23 1Q24 2Q24 3Q24 4Q24 2025 SOLD CALLS Barrels per Day 5,747 23,650 30,000 30,000 29,000 19,748 Weighted- Average Price per Barrel $57.06 $90.00 $90.07 $90.07 $90.07 $85.63 SWAPS Barrels per Day 27,094 9,000 7,750 7,750 5,500 3,374 Weighted- Average Price per Barrel $70.73 $79.37 $79.65 $79.64 $77.45 $72.66 NET PURCHASED PUTS3 Barrels per Day 5,747 30,584 30,000 30,000 29,000 19,748 Weighted- Average Price per Barrel $76.25 $67.27 $65.17 $65.17 $65.17 $60.00 2 0 2 4 C R U D E R E V E N U E

Glossary Term Definition FID Final Investment Decision GHG Greenhouse Gas IRR Internal Rate of Return KMTPA Thousand Metric Tons Per Annum LCFS Low Carbon Fuel Standard MMT Million Metric Tons MMTPA Million Metric Tons Per Annum MRV Monitoring, Reporting and Verification Plan MT Metric Tons MTPA Metric Tons Per Annum OCF Operating Cash Flow PD Proved Developed PUD Proved Undeveloped RSG Responsibly Sourced Gas ROFL Right of First Look R/P Reserves to Production Ratio RTC Round-the-Clock SFDR Sustainable Finance Disclosure Regulation SRP Share Repurchase Program SJV San Joaquin Valley TBA To Be Announced Tcf Trillion Cubic Feet WI Working Interest Term Definition Bcf Billion Cubic Feet BMT Billion Metric Tons CARB California Air Resources Board CCS Carbon Capture and Storage CCS+ Carbon Capture and Storage + EOR CDMA Carbon Dioxide Management Agreement CEQA California Environmental Quality Act CGP Cryogenic Gas Plant CI Carbon Intensity CMB Carbon Management Business CO2 Carbon Dioxide CTV Carbon TerraVault (a subsidiary of CRC) DAC Direct Air Capture D&C Drilling and Completions E&P Exploration and Production EHPP Elk Hills Power Plant EIR Environmental Impact Report EOR Enhanced Oil Recovery EPA Environmental Protection Agency ESG Environmental, Social and Governance FCF Free Cash Flow FEED Front End Engineering and Design 49

Assumptions & Relevant Footnotes: Slide 7: ▪ (1) Source: Internal estimates. ▪ (2) EPA, source: www.epa.gov/uic/class-vi-wells-permitted-epa ▪ (3) The CTV JV partnership is targeting 5MMTPA of CO2 injection by YE 2027 which implies 200MMT of CO2 pore space under Class VI EPA permits. CTV JV is under 49% Brookfield ownership. ▪ (4) See slides 45 and 46 for the details on the CTV project economic type curve assumptions. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits. Results subject to effects of taxes, timing, pace of project development and Brookfield further approval to fund capital. Slide 12: ▪ Source: Internal estimates. Numbers may not add up due to rounding. SJ Basin implies San Joaquin basin. ▪ (1) Our CDMAs frame the anticipated contractual terms between parties and provide a path to reaching final definitive agreements. ▪ (2) Source: CARB 2020. ▪ (3) Includes CRC’s decarbonization CCS project at Elk Hills gas plant planned to sequester 100KMPTA of CO2 which is not under CDMA. Assumes minimum voluntary commitment injection rate for each announced CTV I project. ▪ (4) Injection rates are average rates based on max permit volumes over life of project using a 40-year basis. Actual volumes and the injection period will vary over time. ▪ (5) 26R injection capacity as per the draft EPA permit is 38MMT. Assuming the maximum expected injection rate of 1.46 MMTPA, the reservoir would reach capacity in 26 years. Each CTV reservoir will have a unique set of operating, injection and life span parameters that will vary and will be reflected on the submitted permit. See slide 15 of this deck for the details on the CTV project economic type curve for the 26R reservoir. ▪ (6) Internal estimates as of October 2023. Represents remaining capacity after taking into account pore space attributable to signed CDMAs and CRC’s projects. Slide 16: ▪ (1) Internal estimates. ▪ (2) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. ▪ (3) Assumes a 12-year project life. See slide 15 of this deck for the details on the CTV project economic type curve and opex details for the 26R reservoir. ▪ (4) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure. EBITDA estimates include 45Q tax credits, which may change based on further guidance from IRS and other factors, of $85 per metric ton of sequestered CO2; assumes $100 LCFS price for approximately 20% of sequestered CO2 ; anticipates 90% of the CO2 volume sequestered avoids cap and trade(C&T) costs assumed at $35 per metric ton. Slide 36: ▪ (1) Reserves estimated as of December 31, 2022 using $80.00 per barrel for oil, $54.17 per barrel of NGLs and $4.97 per Mcf for natural gas. PV-10 is a non-GAAP measure. GAAP does not prescribe a standardized measure of reserves on a basis other than SEC Prices. As such, a GAAP reconciliation for reserves estimated using $80.00 per barrel for oil, $54.17 per barrel of NGLs and $4.97 per Mcf for natural gas has not been provided. ▪ (2) Calculated using reserves estimated as of December 31, 2022, using $80.00 per barrel for oil described in footnote one and divided by annualized average 1H23 production. ▪ (3) Calculated using internal estimates of 2022 Scope 1 and Scope 2 emissions from our oil and gas operations divided by gross production. Excludes emissions from Elk Hills power plant related to power not used in our operations. Slide 38: ▪ (1) Internal estimates. The SEC prohibits oil and gas companies, in their filings with the SEC, from disclosing estimates of oil or gas resources other than “reserves,” as that term is defined by the SEC. This presentation includes estimates of quantities of oil and gas using certain terms, such as “opportunity set” or other descriptions of volumes of reserves, which terms include quantities of oil and gas that may not meet the SEC’s definitions of proved, probable and possible reserves, and which the SEC’s guidelines strictly prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered. Readers are urged to consider closely the reserves and other disclosures in our periodic filings with the SEC. ▪ (2) CRC is pursuing a RSG certification for its natural gas assets. This certification depends on many factors which may or may not be achievable. ▪ (3) Source: ICE forward market price as of October 18, 2023. ▪ (4) Subject to availability of drilling permits and additional surface infrastructure which may be needed. 50

Assumptions & Relevant Footnotes (Cont.): Slide 44: The information on slide 44 is an example of project economics for the strategic partnership with Brookfield, which are shared 51% to CRC and 49% to Brookfield. The terms and availability of third-party sources of financing, if needed, could also affect returns and outcomes. The following assumptions were used: ▪ Assumes that projects are completed and online with no material delays or impediments to the issuance of necessary permits, government approvals, or third party third-party arrangements. ▪ Assumes development at the mid-point of the CTV JV economic “Type Curve”. ▪ Assumes 1MMT injected per year for 40-year project life unless specified otherwise. ▪ Assumes Brookfield fully participates in CCS projects up to JV target of 5MMTPA of injection and 200MMT of CO2 storage. ▪ EBITDA amounts that are shown as a range assume the top and bottom ranges of the EBITDA assumptions and are multiplied by 1MM and 5MM to represent 1MMTPA of projects and 5MMTPA of projects, respectively. The EBITDA range presented has been reduced by ~20% – 50% to reflect uncertainties related to project structure, financing and ownership. ▪ EBITDA estimates include 45Q tax credits which may change based on further guidance from IRS and other factors and assumes that 45Q wage and apprenticeship requirements are met. Based on incentives available under current regulatory framework. ▪ Assumes total incentive potential can be monetized through tax equity brokers and LCFS monetized in the LCFS trading marketplace and recorded as revenue. ▪ For simplicity, a 5-year accelerated straight line depreciation and amortization is assumed. Assumes no bonus depreciation. which may change based on further guidance from IRS and other factors. ▪ Assumes that a project is cash flow positive in year 4 with payback period of ~ 4 to 6 years and reflects the midpoint of range estimates. Payback period is defined as total CRC investment / annual cash flow and is specifically for CTV JV project level economics. ▪ High end of Opex range assumes end-to-end value chain business model and low-end assumes carbon storage business model, both described on slide 23 of CRC’s Carbon Storage Update on October 6, 2021. ▪ Capex range assumes project capital of between $200MM and $800MM for an end-to-end business model. Project/partnership structures where CRC provides storage only could result in capital ranges below stated ranges. 51

Free Cash Flow Reconciliation Management uses the non-GAAP measure of free cash flow, which is defined by us as net cash provided by operating activities less our capital investment, as a measure of liquidity. The table below presents a reconciliation of net cash provided by operating activities to free cash flow. Free Cash Flow 4Q23E ($MM) Low High Est. Net Cash Provided by Operating Activities $115 $125 Est. Capital Investment (75) (65) Est. Free Cash Flow $40 $60 Note: Free Cash Flow is a non-GAAP measure. For all historical non-GAAP financial measures please see the Investor Relations page at www.crc.com for a reconciliation to the nearest GAAP equivalent and other additional information. 52

• fluctuations in commodity prices, including supply and demand considerations for our products and services; • decisions as to production levels and/or pricing by OPEC or U.S. producers in future periods; • government policy, war and political conditions and events, including the war in Ukraine and Israel, and oil sanctions on Russia, Iran and others; • regulatory actions and changes that affect the oil and gas industry generally and us in particular, including (1) the availability or timing of, or conditions imposed on, permits and approvals necessary for drilling or development activities or our carbon management business; (2) the management of energy, water, land, greenhouse gases (GHGs) or other emissions, (3) the protection of health, safety and the environment, or (4) the transportation, marketing and sale of our products; • the impact of inflation on future expenses and changes generally in the prices of goods and services; • changes in business strategy and our capital plan; • lower-than-expected production or higher-than-expected production decline rates; • changes to our estimates of reserves and related future cash flows, including changes arising from our inability to develop such reserves in a timely manner, and any inability to replace such reserves; • the recoverability of resources and unexpected geologic conditions; • general economic conditions and trends, including conditions in the worldwide financial, trade and credit markets; • production-sharing contracts' effects on production and operating costs; • the lack of available equipment, service or labor price inflation; • limitations on transportation or storage capacity and the need to shut-in wells; • any failure of risk management; • results from operations and competition in the industries in which we operate; • our ability to realize the anticipated benefits from prior or future efforts to reduce costs; • environmental risks and liability under federal, regional, state, provincial, tribal, local and international environmental laws and regulations (including remedial actions); • the creditworthiness and performance of our counterparties, including financial institutions, operating partners, CCS project participants and other parties; • reorganization or restructuring of our operations; • our ability to claim and utilize tax credits or other incentives in connection with our CCS projects, • our ability to realize the benefits contemplated by our energy transition strategies and initiatives, including CCS projects and other renewable energy efforts; • our ability to successfully identify, develop and finance carbon capture and storage projects and other renewable energy efforts, including those in connection with the Carbon TerraVault JV, and our ability to convert our CDMAs to definitive agreements and enter into other offtake agreements; • our ability to maximize the value of our carbon management business and operate it on a stand alone basis; • our ability to successfully develop infrastructure projects and enter into third party contracts on contemplated terms; • uncertainty around the accounting of emissions and our ability to successfully gather and verify emissions data and other environmental impacts; • changes to our dividend policy and share repurchase program, and our ability to declare future dividends or repurchase shares under our debt agreements; • limitations on our financial flexibility due to existing and future debt; • insufficient cash flow to fund our capital plan and other planned investments and return capital to shareholders; • changes in interest rates; • our access to and the terms of credit in commercial banking and capital markets, including our ability to refinance our debt or obtain separate financing for our carbon management business; • changes in state, federal or international tax rates, including our ability to utilize our net operating loss carryforwards to reduce our income tax obligations; • effects of hedging transactions; • the effect of our stock price on costs associated with incentive compensation; • inability to enter into desirable transactions, including joint ventures, divestitures of oil and natural gas properties and real estate, and acquisitions, and our ability to achieve any expected synergies; • disruptions due to earthquakes, forest fires, floods, extreme weather events or other natural occurrences, accidents, mechanical failures, power outages, transportation or storage constraints, labor difficulties, cybersecurity breaches or attacks or other catastrophic events; • pandemics, epidemics, outbreaks, or other public health events, such as the COVID-19; and • other factors discussed in Part I, Item 1A – Risk Factors. This document contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts are forward-looking statements, and include statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and plans and objectives of management for the future. Words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy” or similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: Forward Looking / Cautionary Statements – Certain Terms We caution you not to place undue reliance on forward-looking statements contained in this document, which speak only as of the filing date, and we undertake no obligation to update this information. This document may also contain information from third party sources. This data may involve a number of assumptions and limitations, and we have not independently verified them and do not warrant the accuracy or completeness of such third-party information. 53

Joanna Park (Investor Relations) 818-661-3731 Joanna.Park@crc.com Richard Venn (Media) 818-661-6014 Richard.Venn@crc.com